Exhibit 99.1

[Healthways Logo]

Contact:	Mary A. Chaput

Executive Vice President and

Chief Financial Officer

(615) 665-1122

HEALTHWAYS FIRST-QUARTER EARNINGS GROW 78% TO $0.32 PER DILUTED SHARE ON REVENUE INCREASE OF 29%

GROWTH IN CORE BUSINESS EXCEEDS EXPECTATIONS

Adds 10 New Health Plan and 21 New Direct-to-Employer Contracts since End of Fiscal 2006

NASHVILLE, Tenn. (January 4, 2007) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the first quarter of fiscal 2007. Revenues increased 29% for the first quarter, which ended November 30, 2006, to $117,055,000 from $90,592,000 for the first quarter of fiscal 2006. Net income grew 83% to $11,834,000 from $6,456,000. Earnings per diluted share increased 78% to $0.32 for the first quarter of fiscal 2007 from $0.18 for the first quarter of fiscal 2006. Results for the first quarter of fiscal 2007 included per-share costs of a net $0.10 related to the Company’s participation in two Medicare Health Support (MHS) pilots and $0.02 related to international initiatives. Results for the first quarter of fiscal 2006 included per-share costs of $0.06 related to the MHS pilots and $0.01 related to international initiatives. Excluding MHS and international costs, the earnings per share for the Company’s core commercial business increased 76% to $0.44 for the latest quarter from $0.25 for the first quarter of fiscal 2006, compared with core-business guidance for the first quarter of fiscal 2007 in a range of $0.39 to $0.40.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

See pages 10 and 11 for a reconciliation of GAAP and non-GAAP results

Three Months Ended
November 30,	%
2006	2005	Chg.
Core commercial	$0.44	$0.25	76%
MHS	(0.10)	(0.06)
International	(0.02)	(0.01)
EPS, GAAP basis	$0.32	$0.18	78%

“We are pleased to report substantial profitable growth for the first quarter of fiscal 2007 as a result of the outstanding performance of our core commercial business, which produced earnings 10% above the high end of our first-quarter guidance for this component of our business,” said Leedle. “This performance reflected the continued substantial expansion of our lives under management from existing and new health plan customers, particularly through the growth of our business with self-insured employers on behalf of these customers.

“Our core business growth is being driven by rising demand from health plans and employers for programs that engage people at every point along the healthcare continuum. Healthways is meeting this demand through its differentiated Health and Care SupportSM services, which are the industry’s most comprehensive, single source solution to improving people’s health and lowering their healthcare costs. With the completion of the acquisition of Axia Health Management, LLC (Axia)

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HWAY Reports First-Quarter Results

January 4, 2007

on December 1, 2006, we are even better positioned to meet future demand for comprehensive, personalized and integrated programs and services proven to successfully engage entire populations, one person at a time. Further, the profitable growth of our core business has continued to support our initiatives to expand our addressable markets beyond the approximately 200 million individuals who comprise the domestic commercial market.”

•

Core Commercial Business Delivers Profitable Results – Healthways produced 76% growth in earnings per diluted share from its core commercial business for the first quarter of fiscal 2007 compared to the first quarter of fiscal 2006. This growth, which follows a comparable-quarter increase in earnings per diluted share for the fourth fiscal quarter of 2006 of 68%, is primarily attributable to the 45% expansion of actual lives under management for self-insured employers to 967,000 from 666,000 at the end of the first quarter of fiscal 2006. Care Support contracts with self-insured employers on behalf of our health plan customers totaled 616 at the end of the first quarter, up 41% from 437 at the same time in fiscal 2006. The expansion of our business with self-insured employers primarily drove the 36% increase in total actual lives under management to 2,462,000 at the end of the first quarter of fiscal 2007 from 1,814,000 at the end of the first quarter of fiscal 2006. It also accounted for our backlog of annualized revenues of $7.9 million at the end of the first quarter of fiscal 2007.

•

Growth Momentum Continues with 46 New, Expanded or Extended Health Plan and Direct-to-Employer Contracts –Healthways’ potential for further significant profitable growth within its core commercial business is reflected by the addition, since the end of fiscal 2006, of 14 new, expanded or extended contracts with existing and new health plan customers and 32 additional contracts, which include 29 myhealthIQSM consumer-directed Health SupportSM contracts and three direct-to-employer Health and Care Support contracts.

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Healthways expanded and extended its relationship with Rocky Mountain Health Plans making the Company’s myhealthIQ services available to the plan’s employer customers. Healthways will continue to provide diabetes, coronary artery disease (CAD) and heart failure Care SupportSM services to the plan’s members, which it initiated under a three year contract in July 2004.

o

The Company announced a two-year contract extension with Saint Mary’s Health Plans, marking the third contract expansion since the original contract for diabetes services was signed in October 2000. Under the latest expansion, Healthways will add its Care Support programs for end-stage renal disease (ESRD) and chronic kidney disease (CKD) to its current offering, which includes diabetes, chronic obstructive pulmonary disease (COPD), asthma, 11 impact conditions and high-risk care management.

o

Healthways entered a new contract with VISTA Healthplans, a Florida-based commercial and Medicare Advantage insurer, for Health Support programs that include health risk assessment, fitness center access, online coaching and personal health improvement programs for physical activity, nutrition, and smoking cessation services for certain of its commercial members, as well as the Forever Fit physical activity program for seniors and an innovative massage therapy benefit to its Medicare members.

o

Healthways announced an expansion of its existing contract with Blue Shield of California under which the Company makes its diabetes, CAD, COPD and asthma Care Support programs available to the plan’s fully-insured members, as it has been with the plan’s self-insured employer customers. The new agreement also extends the term of the relationship until December 2009.

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January 4, 2007

o

The Company extended its existing six-year relationship with HealthSpring for 18 months. Under the new agreement HealthSpring and the Company will extend their joint learnings about effective programming for a Medicare Advantage population to continue to make appropriate program modifications and to expand their highly successful physician pay-for-performance pilot, at scale, across all of HealthSpring’s plans.

o

Healthways signed a new three-year contract with The Boeing Company to bring Healthways’ full suite of Care Support services to approximately 304,000 Boeing employees and dependents, up from 260,000 previously. Healthways began providing services to Boeing in 2004 through a self-insured employer contract on behalf of its health plan customer, The Regence Group. The transition to a direct-to-employer contract was facilitated by Regence, for whom Boeing remains a customer, and by Boeing’s healthcare consultant, Mercer.

o

At the start of calendar 2007, the Company launched eleven new Health Support contracts that Axia signed prior to the closing of the acquisition on December 1, 2006, including nine for health plans’ Medicare Advantage programs. These contracts include two new Silver Sneakers® Fitness Program contracts, which provide health and wellness programs for seniors, with Blue Cross Blue Shield of Arkansas and Presbyterian Health Plan. Seven of the remaining contracts are for the Forever Fit physical activity program for seniors and were signed with Coventry Health Care, Gateway Health Plan, AvMed Health Plans, Capital BlueCross, Peoples Health Network, Metcare and America’s Health Choice. The final two contracts are for the Company’s QuitNet smoking cessation and coaching services for two large employers.

o

The Company continued to expand the number of myHealthIQ contracts, with 29 new agreements signed since the start of fiscal 2007, putting the Company on pace to double the number of these contracts for the second consecutive fiscal year. The Company believes the market’s reception of myHealthIQ is representative of the potential of Healthways’ ongoing innovative initiatives to develop and implement Health and Care Support programs that meaningfully engage whole populations.

•

New Markets – The Company believes its investments in the Medicare and International markets will provide significant long-term growth opportunities and returns for its shareholders. At the same time, the early stage of these markets makes it difficult to predict, in the short term, the levels of revenues and earnings associated with those efforts.

o

MHS Pilots – Based on the receipt of essentially complete first-year data which revealed smaller separation from the control group than reflected in previous reports, the Company’s net per share costs in the MHS pilots for the first fiscal quarter of 2007 totaled $0.10 per diluted share, $0.04 more than previously estimated. For the first 15 months of the pilots, per member per month (PMPM) beneficiary costs, including inflation, have been held flat, which the Company believes reflects meaningful impact resulting from program interventions. To date, however, the control group costs as reflected in the most recent report released by CMS’ third party actuarial firm are also unchanged, and do not reflect anticipated increases provided by CMS nor the results of historical national and regionally-specific trends identified by third-party actuarial analysis of the Standard Analytical File (better known as the Medicare 5% Sample). The Company has brought this issue to CMS’ attention and has received the Agency’s commitment to pursue understanding and resolution of this anomaly in a timely manner.

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While the Company has no direct control over the timing of this review by CMS, it will communicate progress toward resolution. Based on the strength of the Company’s performance with the intervention group, particularly as compared to the Medicare 5% Sample data, as well as the questions raised by the unanticipated trend of control group costs, the Company is maintaining its fiscal 2007 guidance related to the MHS pilots until this issue can be resolved to the satisfaction of all parties.

o

International Development – The Company’s investments in the international market are proceeding in accordance with its plan and estimates. The Company continues to progress in building the infrastructure and developing the operating plan to meet increasing international demand for programs that effectively address rising healthcare costs. As previously announced, the Company continues to expect to sign its first international contract in fiscal 2007.

•

Cash Flow from Operations More than Doubles – Cash flow from operations increased 108% to $9.4 million for the first quarter of 2007 from $4.5 million for the first quarter of fiscal 2006. Because first-quarter cash flow reflects the payout of accrued bonuses for the prior fiscal year, Healthways’ first quarter results were on plan for achieving its full-year target for cash flow from operations of $125 million to $130 million. Cash and cash equivalents were $161.9 million at the quarter’s end, with no bank debt and stockholders’ equity of $293.6 million. After the end of the first quarter, Healthways used approximately $108 million in cash and approximately $350 million in borrowings under a new $600 million credit facility to fund the Axia acquisition.

Financial Guidance

Healthways today affirmed its financial guidance for fiscal year 2007 and established its guidance for the second quarter of the fiscal year. The Company’s guidance for revenues for fiscal 2007 is in a range of $667 million to $701 million, a 62% to 70% increase over 2006 revenues of $412 million. The MHS pilots are expected to account for $22 million to $29 million of these revenues, with the remainder expected from the Company’s core commercial business including approximately three fiscal quarters from the Axia acquisition on December 1, 2006. While the Company expects to sign international business in fiscal 2007, the Company’s guidance does not include any revenues or implementation and operating expenses from international contracts at this time.

COMPARISON OF COMPONENTS OF REVENUE FOR

FISCAL 2007 (GUIDANCE) AND FISCAL 2006

(In millions)

Fiscal 2007%
(Guidance)	Fiscal 2006	Change
Core commercial	$645 - 672	$401	61% - 68%
MHS	22 -	29	11	100%-164%
International	-	-
Total Company	$667 - 701	$412	62% - 70%

The Company’s guidance for net income per diluted share for fiscal 2007 is in a range of $1.44 to $1.61. The Company’s earnings guidance for fiscal 2007 includes net costs in a range of $0.03 to $0.14 per diluted share from the MHS pilots and $0.10 per diluted share for anticipated costs

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attributable to international initiatives. The Company’s core commercial business is expected to produce net income per diluted share in a range of $1.68 to $1.74 for fiscal 2007.

COMPARISON OF COMPONENTS OF EARNINGS PER DILUTED SHARE FOR

FISCAL 2007 (GUIDANCE) AND FISCAL 2006

See pages 10 and 11 for a reconciliation of GAAP and non-GAAP results

Fiscal 2007%
(Guidance)	Fiscal 2006	Change
Core commercial	$1.68 - 1.74	$1.29	30% - 35%
MHS	(0.14) - (0.03)	(0.21)
International	(0.10)	(0.06)
Earnings per diluted share, GAAP basis	$1.44 - 1.61	$1.02	41% - 58%

The Company also established its guidance for net income per diluted share for the second quarter of fiscal 2007 in a range of $0.29 to $0.30, a 45% to 50% increase over second quarter fiscal 2006. The Company’s second quarter earnings guidance includes (i) net costs per diluted share of $0.10 related to the MHS pilots; and (ii) costs of $0.02 per diluted share related to anticipated international investment. The Company’s core commercial business is expected to produce net income per diluted share in a range of $0.41 to $0.42 for the second quarter of fiscal 2007, a 46% to 50% increase over second quarter fiscal 2006.

COMPARISON OF COMPONENTS OF EARNINGS PER DILUTED SHARE FOR

SECOND-QUARTER FISCAL 2007 (GUIDANCE) AND SECOND-QUARTER FISCAL 2006

See pages 10 and 11 for a reconciliation of GAAP and non-GAAP results

Second Quarter
Fiscal 2007	Second Quarter	%
(Guidance)	Fiscal 2006	Change
Core commercial	$0.41 - 0.42	$0.28	46% - 50%
MHS	(0.10)	(0.07)
International	(0.02)	(0.02)
Earnings per diluted share, GAAP basis	$0.29 - 0.30	$0.20(1)	45% - 50%

(1) Figures may not add due to rounding.

Summary

Leedle added, “Our guidance for fiscal 2007 highlights the strength of our core commercial business and its role in enabling us to fund our investment in developing the new government and international markets. These markets each represent very large long-term potential growth opportunities, but as with any development stage business, there is more inherent uncertainty with respect to their short-term growth than our proven core commercial business. Our original MHS guidance for fiscal 2007 was based on our performance in fiscal 2006 including our expectations of both recovering the revenues not recognized in fiscal 2006 and recognizing at least as much new revenue, relative to the decrementing population, in fiscal 2007. Given the inherent difficulties in predicting the exact timing and extent of progression of our new market initiatives, we provided a broad range in our MHS guidance. For the reasons stated earlier, we are not changing our full year MHS guidance at this time.”

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Leedle concluded, “Our results for the first quarter clearly demonstrate continuing strong momentum in our core commercial market for our historic suite of Health and Care Support services. Moreover, the large number of new Health Support contracts reflects that we not only accurately anticipated a significant market shift in which employers are increasingly demanding effective health support solutions that address quality, cost and personalization of services for their employees, but also acted effectively to position the Company as the unqualified industry leader to meet that accelerating demand. We also believe that these capabilities will enable us to be the first to market with a completely integrated WholeHealth solution that will enable those who pay for health care services – plans, employers, governments and individual consumers – to assure provision of the highest quality proven and personalized Health and Care Support solutions for their entire population.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 7866481, and the replay will also be available on the Company’s Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company’s website at www.healthways.com.

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements.  Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements.  The important factors include but are not limited to: the timing and costs of implementation, and the effect, of regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its health plan contracts and/or its cooperative agreement with CMS ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions and the individual market dynamics in potential international markets and the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to sign and implement new contracts for Health and Care Support services; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers and/or CMS with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; increased leverage incurred in conjunction with the acquisition of Axia and our ability to service our

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debt and make principal and interest payments as those payments become due; the Company’s ability to integrate the operations of Axia and other acquired businesses or technologies into the Company’s business and to achieve the results provided in our guidance with respect to Axia; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services; and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2006 and other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive Health and Care SupportSM solutions to help millions of people maintain or improve their health and, as a result, reduce overall healthcare costs. Healthways' programs are designed to help healthy individuals stay healthy, mitigate and slow the progression of disease associated with family or lifestyle risk factors and promote the best possible health for those already affected by disease. Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally. Healthways also provides a national, fully accredited complementary and alternative Health Provider Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system. For more information, please visit www.healthways.com.

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January 4, 2007

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	November 30,
	2006	2005

Revenues	$117,055	$90,592
Cost of services (exclusive of depreciation and
amortization below)	77,549	63,845
Selling, general and administrative expenses	12,584	10,123
Depreciation and amortization	6,818	5,663
Operating income	20,104	10,961
Interest expense	295	255
Income before income taxes	19,809	10,706
Income tax expense	7,975	4,250

Net income	$11,834	$6,456

Earnings per share:
Basic	$0.34	$0.19
Diluted	$0.32	$0.18

Weighted average common
shares and equivalents:
Basic	34,627	33,961
Diluted	36,608	35,973

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Healthways, Inc.

Statistical Information

(Dollars in thousands)

(Unaudited)

	November 30,	November 30,
	2006	2005
Operating Statistics
Actual lives under
management at end of period	2,462,000	1,814,000
Annualized revenue in backlog	$7,867	$40,172

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HWAY Reports First-Quarter Results

January 4, 2007

Healthways, Inc.

Reconciliations of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Core Commercial Diluted Earnings Per Share (EPS) to Diluted EPS, GAAP Basis

	Three Months	Twelve Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	November 30, 2006	August 31, 2006	February 28, 2006	November 30, 2005
Core commercial EPS (1)	$0.44	$1.29	$0.28	$0.25
Less: EPS attributable to MHS pilots (2)	(0.10)	(0.21)	(0.07)	(0.06)
Less: EPS attributable to international initiatives (3)	(0.02)	(0.06)	(0.02)	(0.01)
EPS, GAAP basis (4)	$0.32	$1.02	$0.20	$0.18

(1) Core commercial EPS is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots and international initiatives from this measure and relies on core commercial EPS because of its comparability to the Company's historical operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider core commercial EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(2) EPS attributable to MHS pilots includes revenues and costs associated with the preparation and operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(3) EPS attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence in international markets.

(4) Figures may not add due to rounding.

Reconciliation of Core Commercial Diluted EPS Guidance to Diluted EPS Guidance, GAAP Basis

	Three Months Ending	Twelve Months Ending
	February 28, 2007	August 31, 2007
Core commercial EPS guidance (5)	$0.41 – 0.42	$1.68 - 1.74
EPS guidance attributable to MHS pilots (6)	(0.10)	(0.03 – 0.14)
Less: EPS guidance attributable to international initiatives (7)	(0.02)	(0.10)
EPS guidance, GAAP basis	$0.29 - 0.30	$1.44 - 1.61

(5) Core commercial EPS guidance is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots and international initiatives from this measure and relies on core commercial EPS guidance because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider core commercial EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

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(6) EPS guidance attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(7) EPS guidance attributable to international initiatives includes anticipated costs to implement the Company's strategy of establishing a presence in international markets.

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HWAY Reports First-Quarter Results

January 4, 2007

HEALTHWAYS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	November 30,	August 31,
	2006	2006
Assets
Current assets:
Cash and cash equivalents	$161,902	$154,792
Accounts receivable, net	60,419	52,978
Prepaid expenses and other current assets	10,799	9,397
Deferred tax asset	4,292	3,726

Total current assets	237,412	220,893

Property and equipment
Leasehold improvements	17,191	16,009
Computer equipment and related software	77,679	75,524
Furniture and office equipment	19,071	18,542
	113,941	110,075
Less accumulated depreciation	(69,367)	(63,525)
Net property and equipment	44,574	46,550

Long-term deferred tax asset	4,452	2,557
Other assets	3,019	4,052
Intangible assets, net	11,222	12,199
Goodwill, net	96,252	96,135

Total assets	$396,931	$382,386

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,209	$9,221
Accrued salaries and benefits	14,916	36,007
Accrued liabilities	7,234	5,748
Contract billings in excess of earned revenue	44,377	35,013
Income taxes payable	10,495	7,906
Current portion of long-term debt	185	180
Current portion of long-term liabilities	2,471	2,349

Total current liabilities	91,887	96,424

Long-term debt	188	236

Other long-term liabilities	11,267	10,853

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January 4, 2007

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value, 75,000,000 shares authorized,
34,719,875 and 34,597,748 shares outstanding	35	35
Additional paid-in capital	147,098	140,216
Retained earnings	146,456	134,622

Total stockholders' equity	293,589	274,873

Total liabilities and stockholders' equity	$396,931	$382,386

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HWAY Reports First-Quarter Results

January 4, 2007

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	November 30,
	2006	2005
Cash flows from operating activities:
Net income	$11,834	$6,456
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	6,818	5,663
Amortization of deferred loan costs	120	117
Share-based employee compensation expense	4,044	3,221
Excess tax benefits from share-based payment arrangements	(1,240)	(3,842)
Increase in accounts receivable, net	(7,441)	(9,886)
Increase in other current assets	(500)	(1,167)
Increase in accounts payable	2,988	1,058
Decrease in accrued salaries and benefits	(21,091)	(10,371)
Increase in other current liabilities	14,007	15,167
Deferred income taxes	(2,461)	(2,822)
Other	520	741
Decrease in other assets	1,767	159
Net cash flows provided by operating activities	9,365	4,494

Cash flows from investing activities:
Acquisition of property and equipment	(3,865)	(4,716)
Business acquisitions, net of cash acquired	(866)	(22)
Other, net	(13)	—
Net cash flows used in investing activities	(4,744)	(4,738)

Cash flows from financing activities:
Increase in restricted cash	—	(28)
Deferred loan costs	(105)	(569)
Excess tax benefits from share-based payment arrangements	1,240	3,842
Payments of long-term debt	(43)	(26)
Exercise of stock options	1,397	2,235
Net cash flows provided by financing activities	2,489	5,454

Net increase in cash and cash equivalents	7,110	5,210

Cash and cash equivalents, beginning of period	154,792	63,467

Cash and cash equivalents, end of period	$161,902	$68,677

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